UNITED STATES
                      SECURITIES  AND  EXCHANGE  COMMISSION
                          WASHINGTON,  D.C.  20549


                                 FORM  8-K

                            CURRENT  REPORT

   PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date  of  Report  (Date  of  earliest  event  reported):      10/08/01
                                                                ----------

                      SANGUI  BIOTECH  INTERNATIONAL,  INC.
        (Exact  name  of  registrant  as  specified  in  its  charter)

                                 Colorado
             (State  or  other  jurisdiction  of  incorporation)


       0-21271                                          84-1330732
    ----------------                              ------------------------
 (Commission  File  Number)                (IRS  Employer  Identification  No.)

                      1508  BROOKHOLLOW  DRIVE,  SUITE  354
                           SANTA ANA, CALIFORNIA 92705
--------------------------------------------------------------------------------
          (Address  of  principal  executive  offices)     (Zip  Code)

                                 (714) 429-7807
                            -------------------------
              Registrant's telephone number, including area code:


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ITEM  6.  Resignation of Registrant's Director

Sangui BioTech International, Inc. has received the resignation of Helmut Kappes as a director of the Company and as a director of the Company's wholly-owned subsidiary, Sangui BioTech, Inc. In July 2001, the Company filed a lawsuit against Mr. Kappes seeking his removal as a director of the Company based on his alleged dishonest conduct and self-dealing. The lawsuit is currently pending.

Mr. Kappes has informed the Company that he believes the allegations against him in the lawsuit are untrue. The Company's management and Mr. Kappes also have significant disagreements regarding the Company's unwillingness to release confidential information, investor and shareholder relations and product development strategies.

The Company's core competence lies in the development of highly innovative technologies for the treatment of common illnesses such as diabetes, cancer, stroke as well as cardiac and circulatory diseases. The Company intends to maintain its focus on the orderly development of products in this area with an emphasis on best serving the long-term interest of all of its shareholders.


A press release regarding the Company and Mr. Kappes was issued on October 8, 2001, a copy of which is attached hereto as Exhibit 99.1.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)  EXHIBITS

          99.1  Press  Release  dated  October 8,  2001.


                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 8, 2001                    SANGUI  BIOTECH  INTERNATIONAL,  INC.



                                           By:  /s/ Wolfgang Barnikol
                                              ----------------------------------
                                              Wolfgang  Barnikol
                                              President  &  CEO



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                                  EXHIBIT 99.1


MONDAY,  OCTOBER  8,  9:00  AM  EASTERN  TIME

SANGUI  ANNOUNCES  DIRECTOR  RESIGNATION


SANTA ANA, California (October 8, 2001) Sangui BioTech International, Inc. announced today that it has received the resignation of Helmut Kappes as a director of the Company and as a director of the Company's wholly-owned subsidiary, Sangui BioTech, Inc. In July 2001, the Company filed a lawsuit against Mr. Kappes seeking his removal as a director of the Company based on his alleged dishonest conduct and self-dealing. The lawsuit is currently pending.

Mr. Kappes has informed the Company that he believes the allegations against him in the lawsuit are untrue. The Company's management and Mr. Kappes also have significant disagreements regarding the Company's unwillingness to release confidential information, investor and shareholder relations and product development strategies.

The Company's core competence lies in the development of highly innovative technologies for the treatment of common illnesses such as diabetes, cancer, stroke as well as cardiac and circulatory diseases. The Company intends to maintain its focus on the orderly development of products in this area with an emphasis on best serving the long-term interest of all of its shareholders.

This news release includes statements, other than historical fact, that may be deemed forward-looking. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that conveys the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, the ability to obtain additional financing, which is not assured; rapid technological developments and changes; problems in developments of the Company's products; price and product competition by competitors; general economic conditions; and factors discussed in the Company's SEC filings.

Contact:

Sangui  BioTech  International,  Inc.
Dr.  Sieglinde  Borchert,  Chief  Operating  Officer
Borchert@sangui.de

Germany  -  049  -  (0)2302-915200,
Fax  -  049-(0)2302-915201 or
US  -  714/429-7807,  Fax  -  714/429-7808 or
Singapore  -  0065-872-7273,  Fax  -  0065-873-3249
http://www.sangui.de
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